SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND
TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION

PC

ARMOUR
RESIDENTIAL REIT

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

7.00% Series C Cumulative Redeemable Preferred Stock Liquidation Preference $25.00 Per Share, $0.001 Par Value

CUSIP 042315 60 6

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF 7.00% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK LIQUIDATION PREFERENCE $25.00 PER SHARE, $0.001 PAR VALUE,

ARMOUR RESIDENTIAL REIT INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate property endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation,as amended, and Bylaws of the Corporation, as amended(copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and the registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary

ARMOUR RESIDENTIAL REIT, INC.
CORPORATE
SEAL
2009
MARYLAND

PRESIDENT

0000001

COUNTERSIGNED AND REGISTERED
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION'S MAINTENANCE OF ITS QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP PROVIDED IN (I), (II) OR (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, IF THE OWNERSHIP RESTRICTION PROVIDED IN (IV) ABOVE WOULD BE VIOLATED OR UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER OF THE COMPANY UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (1) THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE; AND (2) WITH RESPECT TO THE CLASSES OF STOCK WHICH MAY BE ISSUED IN SERIES, A FULL STATEMENT OF (A) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET; AND (B) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common
TTEE – trustee under Agreement dated ____________

UNIF GIFT MIN ACT– ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

____

____

____ Shares

of the capital stock represented by this certificate and do hereby irrevocably constitutes and appoint ____

____,

Attorney, to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED ____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.